                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                        LAZARE KAPLAN INTERNATIONAL INC.

         NAME                                     ORGANIZED UNDER LAWS OF
         ----                                     -----------------------
         Lazare Kaplan (Sierra Leone) Limited          Sierra Leone
         Lazare Kaplan Japan Inc.                      Delaware
         Lazare Kaplan Europe Inc.                     Delaware
         Lazare Kaplan Belgium, N.V.                   Belgium
         Lazare Kaplan Africa Inc.                     Delaware
         Lazare Kaplan Ghana Ltd.                      Bermuda
         Lazare Kaplan (Bermuda) Ltd.                  Bermuda
         Kaplan Offshore Trading Company               Bermuda
         Supreme Gems N.V.                             Belgium
         LK Enterprises Inc.                           Delaware
         RCS, Inc.                                     Delaware
         Lazare Kaplan (Russia) Inc.                   Delaware
         Pegasus Overseas Limited                      Barbados


                                       51

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